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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Iteris, Inc. on Form S-3 (No. 333-121942) of our report, dated June 1, 2005 (except for the four paragraphs under the caption "Deferred Compensation Plan" in Note 7 as to which the date is July 12, 2005), appearing in the Annual Report on Form 10-K of Iteris, Inc. for the year ended March 31, 2005 and to all references to our firm included in this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ MCGLADREY & PULLEN, LLP Irvine, California July 20, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM